Exhibit 10.15

AMENDMENT NO. 1 TO SHAREHOLDERS' AGREEMENT

THIS AMENDMENT NO. 1 TO SHAREHOLDERS' AGREEMENT (this "Amendment"), dated as of March 11, 2003, is made and entered into by and among LA Food Show, Inc., a California corporation (the "Company"), Richard Rosenfield, an individual ("Rosenfield"), Larry S. Flax, or his successors in trust, as Trustee of the Larry S. Flax Revocable Trust dated June 18, 2002, as may be amended from time to time (the Flax Trust"), and California Pizza Kitchen, Inc., a California corporation ("CPK"). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in that certain Shareholders' Agreement of the Company, dated as of March 6, 2003 (the "Shareholders' Agreement").

WHEREAS, the Company, Rosenfield, the Flax Trust and CPK are parties to the Shareholders' Agreement;

WHEREAS, as of the date of this Amendment, Rosenfield, the Flax Trust and CPK comprise all of the Shareholders; and

WHEREAS, the Company, Rosenfield, the Flax Trust and CPK desire to enter into this Amendment to amend the Shareholder Agreement as set forth herein, all in accordance with section 11.2 of the Shareholders' Agreement.

NOW, THEREFORE, in consideration of the foregoing and of the mutual promises contained herein and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company, Rosenfield, the Flax Trust and CPK hereby amend the Shareholders' Agreement as follows:

  Section 7.3. The following provisions are hereby added as "Section 7.3" to the Shareholders' Agreement:

  7.3 Automatic Conversion. If at any time, or from time to time, the Board of Directors duly approves the conversion of any or all of the shares of Series A Preferred Stock into shares of the Company's common stock upon the terms and conditions set forth below, the Company shall provide the Shareholders with written notice thereof. Upon receipt of such notice, each Shareholder shall vote all of its shares (including, without limitation, in favor of any necessary amendments to the Company's Articles of Incorporation), and shall take all other necessary and desirable actions within such Shareholder's control (whether in its or his capacity as a shareholder, director, member of a board committee or officer of the Company or otherwise, as applicable), and the Company shall take all necessary and desirable actions within its control (including, without limitation, calling special board and shareholders' meetings) to ensure that the conversion of such shares of Series A Preferred Stock occurs on the following terms and conditions:

      Each share of outstanding Series A Preferred Stock to be so converted shall be converted into the right to receive (i) that number of fully paid and nonassessable shares of the Company's common stock as is determined by dividing $2.00 by the Conversion Price (as defined in the Certificate) in effect on the date that the Board of Directors fixes (in its sole discretion) for such conversion (the "Automatic Conversion Date"), and (ii) the Conversion Payment (defined below).
      No such conversion of any shares of Series A Preferred Stock shall be effective unless the Company (i) tenders the full amount of the Conversion Payment owed with respect to such shares of Series A Preferred Stock to the holders of the shares of Series A Preferred Stock to be converted, or (ii) deposits the full amount of the Conversion Payment into a segregated escrow account established by the Company for the sole purpose of holding the Conversion Payment owed with respect to such shares of Series A Preferred Stock pending delivery of such shares to the Company by the holders thereof. For purposes of this Section 7.3, the "Conversion Payment" shall mean the full amount of the Liquidation Preference (as defined in the Certificate) on a share of Series A Preferred Stock in effect as of the Automatic Conversion Date. The Conversion Payment shall be in the form of cash except to the extent that the Conversion Payment is comprised of accrued and unpaid dividends as of the Automatic Conversion Date, in which case such portion of the Conversion Payment shall be in the form of either cash or whole shares of the Company's common stock, or both. If the Company makes any portion of the Conversion Payment in shares of its common stock, such number of shares of common stock shall be determined in accordance with Section 3(b) of the Certificate (as in effect as of the date hereof) as if such conversion was taking place pursuant to Section 3(a) of the Certificate (as in effect as of the date hereof).
      In the event that fewer than all of the outstanding shares of Series A Preferred Stock are to be converted, the number of shares to be converted shall be determined by the Board of Directors and the shares to be converted shall be selected by the Board of Directors ratably among the holders of shares of Series A Preferred Stock in proportion to the number of shares of Series A Preferred Stock held by each such holder (with any fractional shares being rounded to the nearest whole share).
      The Company shall give notice of such conversion (the "Automatic Conversion Notice") by first class registered mail, postage prepaid, mailed not less than 10 days nor more than 60 days prior to the Automatic Conversion Date, to each holder of record of shares of Series A Preferred Stock on such record date as shall be fixed by the Board of Directors for determining the holders entitled to such notice(the "Record Date"), at such holder's address as the same appears on the stock register of the Company; provided, however, that neither the failure to give such notice nor any defect therein shall affect the validity of the giving of notice for the conversion of any share of Series A Preferred Stock to be converted except as to the holder to whom the Company has failed to give said notice or except as to the holder whose notice was defective. Each such notice shall state (among other things): (1) the Automatic Conversion Date; (2) the Conversion Price in effect as of the Automatic Conversion Date; (3) the aggregate number of shares of Series A Preferred Stock that are being converted; (4) the number of shares of Series A Preferred Stock that are being converted that are held by such holder; (6) the number of shares of the Company's common stock that the shares of Series A Preferred Stock held by such holder will be converted into as of the Automatic Conversion Date; and (7) that the holder is to surrender to the Company, at the place or places designated by the Board of Directors.
      Once an Automatic Conversion Notice is mailed and funds sufficient to pay the full amount of the Conversion Payment owed on the shares to be converted are deposited into a segregated escrow account established by the Company for such purpose, the shares of Series A Preferred Stock that are being converted will be converted into shares of the Company's common stock as of the Automatic Conversion Date, and dividends on such shares of Series A Preferred Stock shall cease to accumulate as of the Automatic Conversion Date.
      Each holder of shares of Series A Preferred Stock that are being converted shall surrender the certificate or certificates representing the shares of Series A Preferred Stock to be so converted, duly endorsed, in the manner and at the place designated in the Automatic Conversion Notice, and on the Automatic Conversion Date the Conversion Payment for such shares to be converted shall be payable in accordance with Section 7.3(b), without interest, to the person whose name appears on such certificate or certificates as the owner thereof as of the Record Date. Further, the Company shall, as soon as practicable thereafter, issue and deliver to such holder of the shares of Series A Preferred Stock so converted, or to the nominee or nominees of such holder, a certificate or certificates for the number of fully paid and nonassessable shares of the Company's common stock to which such holder shall be entitled as aforesaid, and, if less than the entire number of shares of Series A Preferred Stock represented by the certificate or certificates surrendered is to be converted, a new certificate for the number of shares of Series A Preferred Stock not so converted. Such conversion shall be deemed to have been made immediately prior to the close of business on the Automatic Conversion Date, and the person or persons entitled to receive the shares of the Company's common stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of the Company's common stock as of such date.
  Section 11.1(b). Section 11.1(b) of the Shareholders' Agreement is amended and restated in its entirety to read as follows:

  "(b) Upon the consummation of a public offering pursuant to an effective registration statement under the Act of shares of Common Stock that is underwritten by a nationally recognized investment bank; provided, however, that in such case, the terms and conditions of Section 7.3 and Section 8 shall continue to exist in full force and effect;"

  Section 11.1(c). Section 11.1(c) of the Shareholders' Agreement is amended and restated in its entirety to read as follows:

  "(c) Upon the completion of any transaction, in any form, as a result of which or following which the Shareholders who are then parties to this Agreement represent, in the aggregate, less than fifty percent (50%) of the total voting power of the Company or any entity other than the Company which is the surviving entity in such transaction provided, however, that in such case, the terms and conditions of Section 7.3 and Section 8 shall continue to exist in full force and effect; or"

  Section 11.2. Section 11.2 of the Shareholders' Agreement is amended and restated in its entirety to read as follows:

  "11.2 Amendment and Modification. This Agreement may be amended or modified only with the written consent of the Company and the holders of 80% of the Then Outstanding Shares held by the Shareholders, expressly setting forth the amendments or modifications; provided, however, that no such modification or amendment will be effective without the affirmative vote or consent of CPK so long as CPK owns at least twenty percent (20%) of the Then Outstanding Shares; provided, further, that no such modification or amendment to Section 7.3 will be effective without the affirmative vote or consent of CPK so long as the CPK Parties for collectively hold at least fifty percent (50%) of the then outstanding shares of the Company's Series A Preferred Stock. Following any such amendment, all references herein to this Agreement shall be deemed to mean and include the Agreement as so amended."

  Reference to and Effect Upon the Amended Shareholder Agreement. All of the provisions of this Amendment shall be deemed to be incorporated in, and made a part of, the Shareholders' Agreement; and the Shareholders' Agreement, as supplemented and amended by this Amendment, shall be read, taken and construed as one and the same agreement. Except as expressly modified herein, the Shareholders' Agreement shall remain in full force and effect and is hereby ratified.
  Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of California without regard to its conflict of laws principles.
  Counterparts. This Amendment may be executed in any number of counterparts, or facsimile counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.
  Titles and Subtitles. The titles and subtitles used in this Amendment are used for convenience and are not to be considered in construing or interpreting this Amendment.

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed effective as of the day and year first written above.

The Company: LA Food Show, Inc., a California corporation By: ____________________ Name: ___________________________ Title ___________________________	Shareholder: Richard Rosenfield, an individual ______________________
Shareholder: California Pizza Kitchen, Inc., a California corporation By: ____________________ Name: ___________________________ Title ___________________________ ______________________	Shareholder: Larry S. Flax, or his successors in trust, as Trustee of the Larry S. Flax Revocable Trust dated June 18, 2002, as may be amended from time to time By: Name: Larry S. Flax Its: Trustee